                                                                     EXHIBIT 4.4

VOID AFTER 5:00 P.M. CENTRAL STANDARD TIME ON FEBRUARY 7, 2006

                                                                        NO. B-01


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                             Right to Purchase 666,667 Shares of
                                         Common Stock, par value $.001 per share

Date: February 7, 2001


                               THE VIALINK COMPANY
                                SERIES B WARRANT

         THIS CERTIFIES THAT, for value received, VELOCITY INVESTMENT PARTNERS LTD. (the "Initial Holder," and together with any transferees as permitted under this Series B Warrant (this "Warrant"), the "Holder"), or its registered assigns, is entitled to purchase from THE VIALINK COMPANY, a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Section 2 hereof, Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an initial exercise price of $3.00 per share (the "Exercise Price"). This Warrant is being issued pursuant to that certain Securities Purchase Agreement dated February 2, 2001 between the Company and the Initial Holder (the "Securities Purchase Agreement"). The number of shares of Common Stock issuable upon the exercise of the Warrants hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "Warrants" means this Warrant and the other warrants of the Company issued pursuant to the terms of the Securities Purchase Agreement.

         The term "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation reasonably selected by the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the

Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an independent investment banking firm reasonably selected by the Company with the costs of such appraisal to be borne by the Company.

         This Warrant is subject to the following terms, provisions, and conditions:

         1. Mechanics of Exercise. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 8(f) hereof, this Warrant may be exercised as follows:

            (a) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 8(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as Exhibit 1 (the "Exercise Agreement"), to the Company at the Company's principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the Holder is permitted and elects to effect a Cashless Exercise (as defined in Section 12(c) below), delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. Notwithstanding anything in the foregoing which may be to the contrary, the exercise shall become effective and the Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder's designees, as the record owner of such shares, as of the date on which the completed Exercise Agreement is delivered to the Company, so long as this Warrant and payment of Exercise Price or notice of Cashless Exercise is delivered to the Company within three (3) business days after such date.

            (b) Issuance of Certificates. Subject to Section 1(c), certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the "Delivery Period"). The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder; provided, however, if any certificate for Warrant Shares is to be issued in a name other than that in which the Warrant surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Warrant so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will pay to the Company any transfer or other taxes required by reason of the issuance of a certificate for shares of the Company's Common Stock in any name other than that of the registered Holder of the Warrant surrendered, or establish to the satisfaction of the Company that such tax has been paid or is not payable. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In lieu of delivering physical certificates representing the Common Stock issuable upon the exercise of this Warrant, upon request of the Holder, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system or other electronic delivery system selected by the Holder.

            (c) Exercise Disputes. In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Section 1(b) hereof. If such dispute involves the calculation of the Exercise Price, the Company shall submit the disputed calculations to a nationally recognized independent accounting firm (selected by the Company and reasonably acceptable to Holder) via facsimile within two (2) business days of receipt of the Exercise Agreement. The accounting firm shall audit the calculations and notify the Company and the converting Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Section 1(b) hereof.

            (d) Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock (as determined for exercise of this Warrant into whole shares of Common Stock); provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment, any fractional shares of Common Stock issuable shall be rounded up to the next whole number.

         2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date which is the earlier of (x) the Second Closing (as defined in the Securities Purchase Agreement) and (y) the date which is 120 days after the date hereof (the "Exercisability Date") and before 5:00 P.M., Central Standard Time on the first (1st) anniversary of the Exercisability Date (the "Exercise Period"); provided, however, that this Warrant may not be exercised if the Holder is in breach of its obligation under the Securities Purchase Agreement to consummate the Second Closing.

         3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

            (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

            (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, without limitation of the Company's obligation to have authorized and reserved shares of Common Stock to provide for conversion of shares of Series A Preferred Stock of the Company.

            (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange as required by Section 4.8 of the Securities Purchase Agreement and upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed and shall maintain, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant.

            (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         4. Antidilution Provisions. During the Exercise Period, the Exercise Price shall be subject to adjustment from time to time as provided in this
Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

            (a) Adjustment of Exercise Price.

         (i) Except as otherwise provided in this Section 4(a), Section 4(c) and 4(e) hereof, if and whenever after the initial issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the then current Exercise Price on the date of issuance (each, a "Dilutive Issuance"), then effective immediately upon such Dilutive Issuance, the Exercise Price will be adjusted (lower only) in accordance with the following formula:


                  E' = (E) [(O + P/E) / (CSDO)],

                  where:

                  E'       =        the adjusted Exercise Price

                  E        =        the Exercise Price in effect immediately
                                    prior to the Dilutive Issuance;

                  O        =        the number of shares of Common Stock
                                    outstanding immediately prior to the
                                    Dilutive Issuance;

                  P        =        the aggregate consideration, calculated as
                                    set forth in Section 4(b) hereof, received by the Company upon such Dilutive Issuance;
                                    and

                  CSDO      =       the total number of shares of Common Stock
                                    Deemed Outstanding (as herein defined)
                                    immediately after the Dilutive Issuance.

            (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

                    (i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities"), but not to include the grant or exercise of any stock or options which may hereafter be granted or exercised under any of the Company's stock option plans or employee stock purchase plan Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                    (ii) Issuance of Convertible Securities.

                              (A) If the Company in any manner issues or sells
any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the

Company for such price per share. For the purposes of the preceding sentence (but subject to Section 4(b)(ii)(B) below), the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by
(ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                 (B) If the Company in any manner issues or sells any Convertible Securities with a conversion or exercise price or exchange ratio which fluctuates on a daily basis (a "Floating Rate Convertible Security"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the greater of (A) the lowest of (x) fifty percent (50%) of the Closing Bid Price on the date of the such issuance; (y) the initial conversion or exercise price of such Floating Rate Convertible Security on the date of such issuance, assuming it is convertible or exercisable on the date of such issuance; and (z) eighty five percent (85%) of the Exercise Price on the date of such issuance, and (B) any minimum conversion or exercise price which is applicable to such Floating Rate Convertible Security in all events (i.e., a Floor).

            (iii) Change in Option Price or Conversion Rate. Subject to Section 4(b)(ii)(B) and except for the grant or exercise of any stock or options which may hereafter be granted or exercised under any of the Company's stock option plans or employee stock purchase plan now existing or to be implemented in the future provided the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose, if there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

            (iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

            (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation (or parent thereof), the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

            (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (a) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant and disclosed in the Schedule of Exceptions to the Securities Purchase Agreement; (b) upon the grant, purchase or exercise of any stock or options which may hereafter be granted, purchased or exercised under any of the Company's stock option plans or employee stock purchase plan now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (c) upon the exercise of the Warrants pursuant to their terms and upon the conversion of the Preferred Stock pursuant to the Certificate of Designation; (d) upon the issuance of Common Stock pursuant to a bona fide, firm commitment underwritten public offering registered under the Securities Act pursuant to an effective registration statement; (e) upon the issuance of Common Stock to independent contractors or consultants pursuant to written agreements existing on the date of the First Closing (as defined in the Securities Purchase Agreement) and disclosed in the Schedule of Exceptions to the Securities Purchase Agreement; (f) upon the issuance of equity securities in connection with bank credit agreements and equipment lease lines, the primary purpose of which is not to raise equity capital; (g) upon the issuance of Common Stock pursuant to or in connection with a strategic alliance, partnering relationship, or a bona fide business acquisition of or by the Company, whether by merger, joint venture, consolidation, sale of assets, sale or exchange of stock or otherwise, regarding which the Company has obtained a fairness opinion from a nationally recognized investment banking firm or regarding which an appropriate officer of the Company has certified to the Holders that the Board of Directors of the Company has determined in its reasonable business judgment that the Company has received in such transaction the fair value for the shares issued therefor, or (h) upon the issuance of securities otherwise to the Holders pursuant to the Securities Purchase Agreement.

         (c) Subdivision or Combination of Common Stock. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

         (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         (e) Major Transactions.


             (i) If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares), or if there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then each holder of a Warrant shall thereafter be entitled to receive consideration, in exchange for such Warrant, equal to the greater of, as determined in the sole discretion of such holder: (x) a warrant to purchase (at the same aggregate exercise price and on the same terms and conditions as the Warrant surrendered) the number of shares of stock or securities or property of the Company, or of the entity resulting from such transaction, to which a holder of the number of shares of Common Stock delivered upon exercise of such Warrant would have been entitled upon such transaction had the holder of such Warrant exercised (without regard to any limitations on exercise herein contained) the Warrant on the trading date immediately preceding the public announcement of such transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; and (y) cash paid by the Company in immediately available funds, in an amount equal to the Black-Scholes Amount (as defined herein) times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

             (ii) If, in connection with a business acquisition or a series of business acquisitions occurring within any six (6) month period, the Company shall issue capital stock representing in excess of twenty percent (20%) of its Common Stock outstanding immediately prior to such issuance (determined on a fully-diluted basis), or if the Company shall sell all or substantially all of its assets, then each Holder of a Warrant shall, at the option of each such Holder, be entitled to receive consideration, in exchange for such Warrant held by it, in cash paid by the Company from immediately available funds, in an amount equal to the Black-Scholes Amount times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

             (iii) No sooner than ten (10) days nor later than five (5) days prior to the consummation of any transaction of a sort described in paragraphs
(i) or (ii) above, but not prior to the public announcement of any such transaction, the Company shall deliver written notice ("Notice of Major Transaction") to the Holder of this Warrant, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day following the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the consideration which the Holder would receive under clause
(i) of this Section 4(e).

         For purposes of this Section 4(e), the "Black-Scholes Amount" shall be an amount determined by calculating the "Black-Scholes" value of an option to purchase one share of Common Stock on the applicable page on the Bloomberg online page, using the following variable values: (i) the current market price of the Common Stock equal to the closing trade price on the last trading day before the date of the Notice of the Major Transaction (provided such market price for purposes of this definition shall be capped at a maximum of two times the then current Exercise Price in effect); (ii) volatility of the Common Stock equal to the volatility of the common Stock during the 100 trading day period preceding the date of the Notice of the Major Transaction; (iii) a risk free rate equal to the interest rate on the United States treasury bill or treasury note with a maturity corresponding to the remaining term of this Warrant on the date of the Notice of the Major Transaction; and (iv) an exercise price equal to the Exercise Price on the date of the Notice of the Major Transaction. In the event such calculation function is no longer available utilizing the Bloomberg online page, the Holder shall calculate such amount in its sole discretion using the closest available alternative mechanism and variable values to those available utilizing the Bloomberg online page for such calculation function.

             (iv) Notwithstanding anything in this Section 4(e) which may be to the contrary, if following a transaction which triggers the applicability of paragraphs (i) or (ii), the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, each Holder may, at its option in lieu of receiving the consideration set forth in paragraphs (i) or
(ii) above, as applicable, retain its Warrants and such Warrants shall continue to apply to such common stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be.

         (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time after the initial issuance of this

Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

         (g) Notices of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price pursuant to this Section 4, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

         (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

         (i) Other Notices. In case at any time:

            (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

            (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

            (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

            (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

         (j) Certain Definitions.

             (i) "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

             (ii) "Market Price" means, as of any date, the average of the five
(5) lowest Volume Weighted Average Prices ("VWAPs"), as reported by Bloomberg for the fifteen (15) consecutive trading dates immediately preceding, but not including, the determination.

             (iii) "Common Stock," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

         (k) Key Officer or Director Transfers. If any Key Officer (as defined below) or director of the Company, during the period beginning on the date of the First Closing and ending on the date that is six (6) months after the Registration Statement (as defined in the Registration Rights Agreement) required pursuant to Section 2.1 of the Registration Rights Agreement is declared effective (provided that such period shall be extended to the extent of any Registration Suspension and Listing Suspension (each as defined in the Registration Rights Agreement)) (the "Transfer Period"), and while such person is a Key Officer or director, directly or indirectly, offers, sells, transfers, assigns, pledges, hedges or otherwise disposes of any shares of Common Stock, or any Options to purchase or acquire shares of Common Stock or enters into any agreement, contract, arrangement or understanding with respect to any such offer, sale, transfer, assignment, hedge or other disposition of any Common Stock or Options or provides or files any public notice, including pursuant to Rule 144 of the Securities Act, of a bona fide intent to dispose of a specified amount of Common Stock or Options (an "Executive Transfer"), then the Exercise Price upon each such Executive Transfer shall be reduced by ten (10%) percent of that Exercise Price calculated pursuant to this Warrant provided, however that a Key Officer or director may sell in the aggregate during the portion of the Transfer Period which portion commences on the date which is three (3) months following the effectiveness of such Registration Statement up to 10 percent (10%) of his or her total holdings of Common Stock on a fully diluted basis as of the First Closing at prices not less than $2.75 per share (subject to equitable adjustments for any stock split, combinations, stock dividends, reclassifications or similar events) without triggering the adjustments of this
Section 4(k). Any of the foregoing transactions entered into by any member of a director's or Key Officer's family or by any trust or other entity for the benefit of any such director or Key Officer or any member of his or her family or by any affiliate of such director or Key Officer or any of the other foregoing persons, trusts or entities, shall be treated for purposes of this section as a transaction by such director or Key Officer. For purposes of this Section, a Key Officer shall mean individuals listed on Schedule 3.18 of the Securities Purchase Agreement and any individual who assumes or performs any of the duties of any Key Officer. For purposes of clarification, and without implication that the contrary would otherwise be true, each such Executive Transfer during the Transfer Period shall result in a reduction of the Exercise Price by ten percent (10%) and such reductions, in addition to any other adjustments to the Exercise Price pursuant to this Warrant, shall be cumulative. For example, if a Key Officer makes an Executive Transfer when the Exercise Price is $10.00, the Exercise Price would be reduced to $9.00. If the Common Stock subsequently undergoes a two-for-one split, the Exercise Price would be further reduced to $4.50. If, subsequent to the split, the same or another Key Officer makes an Executive Transfer, the Exercise Price would be further reduced to $4.05. Notwithstanding the foregoing, any Key Officer or director shall be entitled to make Permitted Transfers (as defined below) without limitation and any Permitted Transfer shall not be included in any computation of the 10% limitation set forth in this paragraph. The term "Permitted Transfer" shall mean
(i) any assignment, gift or other transfer to any child, spouse, or other family member or trust for the benefit of any family member, provided that further transfers by any such transferees shall continue to be subject to this Section 4(k) or (ii) any bona fide gift to any charitable organization.

         5. Cap Amount. Prior to Stockholder Approval (as defined in the Securities Purchase Agreement) and regardless of whether shares of the Company's Common Stock are listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board unless otherwise permitted by the rules of Nasdaq (as defined in the Securities Purchase Agreement) or unless the rules thereof no longer are applicable to the Company, in no event shall the total number of shares of Common Stock issued upon conversion of the Preferred Stock and exercise of the Warrants (if required) exceed the maximum number of shares of Common Stock that the Company can issue without stockholder approval pursuant to Nasdaq Rule 4350 (or any successor rule) (the "Cap Amount") which, as of the date of initial issuance of shares of Preferred Stock and Warrants, shall be 19.99% of the total number of shares of Common Stock outstanding immediately prior to the First Closing (or any such higher number as the rules permit). A Holder's allocable portion of the Cap Amount shall be applicable to both shares of Preferred Stock and Warrants held by it and shall be applied to such Preferred Stock and Warrants on the basis of the time of conversion or exercise, as the case may be, thereof. The foregoing restriction shall not apply to the extent waived, modified or otherwise permitted by the Nasdaq National Market System or the Nasdaq SmallCap Market, as applicable to the Common Stock.

         6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

         7. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         8. Transfer, Exchange, Redemption and Replacement of Warrant.

            (a) Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as
Exhibit 2, at the office or agency of the Company referred to in Section 8(e) below, provided, however, that any transfer or assignment shall be subject to the provisions of Section 5.1 and 5.2 of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 9 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement. In addition, this Warrant may be pledged, and all rights of the Holder under this Warrant may be assigned, without further consent of the Company, to a bona fide pledgee, subject to the provisions of this Warrant and the Securities Purchase Agreement, including, without limitation, this Section 8(a).

            (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 8(e) below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

            (c) [Intentionally Omitted.]

            (d) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant or Warrants, in the form hereof, in such denominations as Holder may request representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder.

            (e) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8.

            (f) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

            (g) Additional Restriction on Exercise. Notwithstanding anything to the contrary contained herein, this Warrant shall not be exercisable by the Holder to the extent (but only to the extent) that, if exercisable by Holder, Holder or any of its affiliates would beneficially own in excess of 4.9% (the "Applicable Percentage") of the shares of Common Stock. To the extent the above limitation applies, the determination of whether the Warrants shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by Holder) and of which Warrants shall be exercisable (as among Warrants) shall, subject to such aggregate percentage limitation, be determined on the basis of first submission to the Company for conversion or exercise or exchange, as the case may be. No prior inability to exercise Warrants pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and G thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms this Section 8(g): (i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation; and (ii) with respect to any other matter, with the consent of the holders of a majority of the then outstanding shares of Common Stock. The limitations contained in this paragraph shall apply to a successor holder of Warrants. The holders of Common Stock of the Company shall be third-party beneficiaries of this Section 8(g) and the Company may not waive this Section 8(g) without the consent of holders of a majority of its Common Stock.

         9. Registration Rights. The Initial Holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

         10. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                  If to the Company:

                           The ViaLink Company
                           13155 Noel Road, Suite 800
                           Dallas, TX 75240
                           Telecopy: (927) 934-5555
                           Attention: Chief Financial Officer

                           with a copy to:

                           Brobeck, Phleger & Harrison, LLP
                           4801 Plaza on the Lake
                           Austin, TX 78746
                           Telecopy: (512) 330-4001
                           Attention: J. Matthew Lyons, P.C.

and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10.

         11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         12. Miscellaneous.

             (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

             (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

             (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, in the event that on the date of delivery of the notice described in this paragraph the Registration Statement is not then effective and available for use by such Holder for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) of such Holder, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current fair value per share of the Common Stock and the then effective Exercise Price, and the denominator of which shall be such then current fair value per share of the Common Stock. For purposes of this Section 12(c), the "fair value" per share of Common Stock shall be the average of the closing prices, as reported by Bloomberg, for the five (5) consecutive trading days immediately preceding, but not including, the date of determination.

             (d) Assignability. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.

                                      * * *

         IN WITNESS WHEREOF, the Company has caused this Series B Warrant to be signed by its duly authorized officer.

                                         THE VIALINK COMPANY

                                         By:      /s/ William P. Creasman
                                                --------------------------------
                                         Name:  William P. Creasman
                                         Title:  Vice President, Chief Financial
                                                 Officer and General Counsel

                                    Exhibit 1

                           FORM OF EXERCISE AGREEMENT

         (To be Executed by the Holder in order to Exercise the Warrant)

         The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of common stock of THE VIALINK COMPANY, a Delaware corporation (the "Company"), evidenced by the attached Warrant, and [herewith makes payment of the Exercise Price with respect to such shares in full/ elects to effect a Cashless Exercise pursuant to the terms of the Warrant], all in accordance with the conditions and provisions of said Warrant.

         (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:

Date:
      --------------                         -----------------------------------
                                             Signature of Holder


                                             Name of Holder (Print)


                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                                    Exhibit 2

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                   Address                      No.  of Shares
----------------                   -------                      --------------


and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Date:
     ------------, -----,

In the presence of

-------------------------


                                         Name:
                                               ---------------------------------

                                         Signature:
                                                    ---------------------------
                                                    Title of Signing Officer or
                                                       Agent (if any):

                                         ---------------------------------------

                                        Address:

                                                   -----------------------------

                                                   -----------------------------


                                         Note:     The above signature should
                                                   correspond exactly with the
                                                   name on the face of the
                                                   within Warrant.